                                                                 Rule 424(b)(3)
                                                             File No. 333-08479
                                                      Republic Industries, Inc.



                     SUPPLEMENT NO. 5 DATED AUGUST 5, 1997
                     TO PROSPECTUS DATED DECEMBER 13, 1996


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                        SHARES BENEFICIALLY     SHARES TO BE OFFERED
                                                           OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                         THE OFFERING        STOCKHOLDER'S ACCOUNT
-------------------                                     -------------------     ---------------------

James H. Alexander....................................        10,209                  10,209
Robert James Gallio...................................         7,488                   7,488
William John Gallio...................................         7,489                   7,489
Patricia Ann DelGiorgio...............................         7,488                   7,488
James H. Alexander....................................         6,261                   6,261
William L. Gallio.....................................        12,805                  12,805
Nicole E. Gallio......................................        12,804                  12,804
Timcry Lynn Gallio....................................        12,805                  12,805
Mindee Jane Gallio....................................        12,805                  12,805
Michael DelGiorgio....................................           370                     370
Regina DelGiorgio.....................................           370                     370
Robert James Gallio TR, FUA 12/21/93
the Gallio Family Irrevocable Trust...................         7,461                   7,461
Patricia Ann DelGiorgio TTEE of the
Gallio Family Irrevocable Trust FUA 12/21/93..........        24,870                  24,870
William John Gallio TTEE of the
Gallio Family Irrevocable Trust FUA 12/21/93..........        24,870                  24,870
Robert James Gallio TTEE of the
Gallio Family Irrevocable Trust FUA 12/21/93..........        24,868                  24,868
